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                                                                   Exhibit 10.58


                              RESIGNATION AGREEMENT
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         Michael E. Aslanian ("Employee"), an employee of Eagle-Picher
Industries, Inc., an Ohio corporation ("Employer"), desires to voluntarily resign from employment with Employer and, in exchange for the payments provided herein, the mutual undertakings, and other good and valuable consideration, further agrees to resolve all claims arising out of his employment or the termination of that employment. Accordingly, the parties agree as follows:

1. Employee agrees to resign from employment with Employer, including all positions as an officer or director of Employer or any of its affiliates, effective as of July 6, 2001 (the "Resignation Date"). Employer shall pay Employee according to Employer's ordinary payroll practices for all wages due up to and including Resignation Date. Employer shall also compensate Employee on the Resignation Date for 13 unused vacation days. No vacation pay will be due for any subsequent calendar year. Payments under this Agreement are contingent upon Employee continuing to perform Employer's typical services required by Employer up to the Resignation Date.

2. Employee agrees to provide consulting services at the request of Employer during the first three months of the Severance Period set forth in paragraph 3 below for purposes of transition and in connection with the sale of Employer's Construction Equipment Division ("CED"). For the avoidance of doubt, Employee's severance pay pursuant to paragraph 3 below will survive any sale of CED.

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3.   Employer shall pay or provide to Employee:

     a) SEVERANCE PAY: Employer agrees to continue to pay Employee's current base salary of $330,000 per year in accordance with its normal payroll practices for one year following the Resignation Date (the "Severance Period"). For avoidance of doubt, no bonuses will be due to Employee.

     b) MEDICAL BENEFITS: Employer will provide Employee and his spouse with medical benefits under the Employer's Group Medical Plan until (A) the end of the Severance Period, or (B) Employee obtains employment with an employer that offers medical coverage for Employee and his spouse (regardless of any co-pay or contribution requirements for such medical coverage) and is eligible for such coverage ("New Coverage"), whichever is sooner. Employee shall give Employer notice of New Coverage. While covered by the Employer's Group Medical Plan, Employee will also be entitled to participate in Employer's Dental Plan. The Employee will be afforded medical and dental benefits under the same plans and terms as active Senior Vice Presidents of Employer.

     c) LIFE INSURANCE: Employer will continue to provide Employee with company paid life insurance in the amount of $250,000 during the Severance Period. Following the Severance Period Employee's life insurance coverage under any plan sponsored by the Employer will terminate subject to the Employee's right, if any, to convert the coverage to individual coverage under the terms of the insurance policy or policies.

     d) COMPANY CAR: Within thirty (30) days of the Resignation Date, Employer, at its cost, shall cause outright ownership of Employee's leased vehicle to be transferred to Employee.

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     The continuation of salary, medical benefits and life insurance and the transfer of ownership of the leased vehicle and the purchase of Employee's stock in Eagle-Picher Holdings, Inc. under paragraph 7 below constitute a special severance allowance. Employee acknowledges that the payments and benefits under this special severance allowance constitute payments to which he would not be entitled but for the existence of this Agreement. Employee further acknowledges that this Agreement provides for payments and benefits not contemplated under the terms and conditions applicable to his employment. All lump sum and periodic payments and other benefits and distributions under this Agreement shall be subject to any withholding and employment taxes consistent with the character of the payments in accordance with law. Employee shall pay the income tax costs for the car being transferred and all other payments and benefits under this Agreement.

4. If Employee dies or becomes disabled before the Resignation Date, the provisions of this Agreement will be void and of no effect and Employee will be entitled to only such benefits as he would have received as an employee of the Employer absent the creation of this Agreement. If Employee dies after the Resignation Date, the payments and benefits provided under paragraph 3 shall be provided to his surviving spouse. If Employee is not survived by a spouse or if Employee and his spouse die in a common accident, the payments and benefits provided under paragraph 3 shall be payable to Employee's estate.

5. Employee releases, holds harmless, and covenants not to sue or bring any charge or other claim against Employer and it affiliates and the officers, directors, shareholders, owners, employees and agents of Employer and its affiliates (collectively, the "Released Parties") in connection with any matter relating to, connected with, or arising out of his employment by

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     Employer (other than personal injury) or the termination of that employment. Further, Employee expressly waives any rights under any Employer severance plan, or, except as expressly provided herein, any other Employer benefit plan. Specifically, but without limitation, Employee releases Employer and the Released Parties from, and agrees that he will not bring any action against Employer or any of the Released Parties based on, any claim or denial of equal employment opportunity or discrimination in violation of any statute or regulation governing employment practices and specifically releases any such claim or action relating to age discrimination, including any claim under the federal Age Discrimination in Employment Act. Further, also without limitation, Employee agrees that he will not bring any action or other claim against Employer or any Released Party based on any theory of wrongful termination, intentional or negligent infliction of mental distress or other tort, breach of express or implied contract, or promissory estoppel. Any rights Employee is entitled to under his employment with Employer that are not specifically enumerated in this Agreement are canceled upon the Resignation Date. This paragraph shall not preclude Employee from bringing an action to enforce the terms of this Agreement.

6. Employee will be entitled to benefits under the Eagle-Picher Salaried Plan, the Eagle-Picher Supplemental Executive Retirement Plan ("SERP"), and the Eagle-Picher Salaried 401(k) Plan in accordance with the terms of those plans. Benefits under each of those plans will be calculated utilizing the Resignation Date as the date of the Employee's termination of employment. Employee specifically acknowledges and accepts the amendments to the SERP made as of March 27, 2001. For the avoidance of doubt, the severance pay provided in paragraph 3.a above constitutes "Salary" under Section 2.15(c) of the SERP. If Employer

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     takes action generally with respect to active employees who are SERP participants to set aside amounts for payment of vested benefits under the SERP or otherwise secure or fund payment of vested SERP benefits, then to the extent permitted under then applicable laws and regulations Employee shall be included in such action, but Employee shall not in any event be entitled to receive a benefit as a result of such action that is greater than that received by active employees or that prefers Employee over active employees.

7. Within thirty (30) days of the date that this Agreement becomes irrevocable, Employee shall sell and Employer shall purchase 6,250 shares of Class A Common Stock of Eagle-Picher Holdings, Inc. (the "Shares") awarded to him under the Second Amended and Restated Incentive Stock Plan of Eagle-Picher Industries, Inc. (the "Stock Plan") at the current share price of $94.06 for a total purchase price of $587,875. The Shares shall be sold free and clear of any and all liens, pledges or encumbrances of any kind. Employee shall deliver to EPI the voting trust certificate representing the Shares duly endorsed for transfer. Employee acknowledges and agrees that such payment is all that is due to him under the Stock Plan and satisfies in full any and all obligations of Employer under the Stock Plan.

8. Employee shall hold all Confidential Information (as defined below) in strict confidence and not disclose any Confidential Information except as expressly provided herein and shall not use any Confidential Information for his own benefit or otherwise against the best interests of Employer. As used herein, "Confidential Information" shall mean any information regarding Employer and/or its affiliates (whether written, oral or otherwise), received or obtained before, on or after the date hereof, including without limitation any product design, specification or other technical information, manufacturing or other process information,

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     financial information, customer information, general business information, or market information, WHETHER OR NOT marked or designated as "Confidential," "Proprietary" or the like, in any form, including electronic or optical data storage and retrieval mechanisms, and including all forms of communication, including but not limited to physical demonstrations, in-person conversations and telephone conversations, email and other means of information transfer such as facility tours, regardless of whether any such information is protected by applicable trade secret or similar laws. The term "Confidential Information" shall not include information which: (i) is or becomes generally available to the public other than as a result of the disclosure by Employee or another person bound by a confidentiality agreement with, or other legal or fiduciary or other obligation of secrecy or confidentiality to, Employer or another party with respect to such information; or (ii) becomes available to Employee from a source other than Employer or any of its directors, officers, employees, agents, affiliates, representatives, or advisors, provided that such source is not bound by a confidentiality agreement with, or other legal or fiduciary or other obligation of secrecy or confidentiality to, Employer or another party with respect to such information. The term "Confidential Information" shall also not include (i) general know-how of Employee regarding manufacturing processes and procedures that is not unique or proprietary to Employer, or (ii) the identity of contact persons at customers of Employer's Hillsdale Tool & Manufacturing Company subsidiary or Wolverine Gasket division. If Employee shall be required by subpoena or similar government order or other legal process ("Legal Process") to disclose any Confidential Information, then Employee shall provide Employer with prompt written notice of such requirement and cooperate if requested with Employer in efforts to resist

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     disclosure or to obtain a protective order or similar remedy. Subject to the foregoing, if Confidential Information is required by Legal Process to be disclosed, then Employee may disclose such Confidential Information but shall not disclose any Confidential Information for a reasonable period of time, unless compelled under imminent threat of penalty, sanction, contempt citation or other violation of law, in order to allow Employer time to resist disclosure or to obtain a protective order or similar remedy. If Employee discloses any Confidential Information, then Employee shall disclose only that portion of the Confidential Information which, in the opinion of counsel, is required by such Legal Process to be disclosed. Employee represents and warrants to Employer that as of the date this Agreement becomes irrevocable, Employee will not have in his possession or in the possession of any of his family members any Confidential Information in tangible form (including electronic computer files). Employee also agrees not to disparage Employer or any of its shareholders, directors, officers or employees and Employer agrees not to disparage Employee.

9. If Employee brings an action or other claim against Employer or any Released Party in violation of paragraph 5 or otherwise materially breaches this Agreement, in addition to any and all damages to which Employer or a Released Party may be entitled, all payments and benefits to Employee set forth in paragraph 3 above shall cease (excepting any benefit received in accordance with the requirements of C.O.B.R.A.). Employer shall give Employee notice of a claim that Employee has materially breached this Agreement and Employee shall have a period of thirty (30) days to cure such breach if it is capable of cure (provided that Employer may seek immediate injunctive relief for a breach or threatened breach of this Agreement). Employee acknowledges and agrees that in the event of any

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     breach or threatened breach of this Agreement by Employee, then Employer shall be entitled to specific performance and injunctive relief as a remedy for any such breach or threatened breach hereof without necessity of posting bond or other security, the requirement for which is expressly waived. Employee agrees not to raise and hereby waives any defense to injunctive relief based on lack of irreparable harm or sufficiency of monetary damages. Such remedy shall not be deemed to be the exclusive remedy for any breach of this Agreement, but shall be in addition to all other remedies available to Employer at law or in equity.

10. Employee recognizes that the release and waiver provisions of this Agreement may surrender valuable legal rights. He acknowledges full awareness of the extinguishment of such rights in exchange for the consideration provided under this Agreement. Employee further acknowledges that he has been advised by Employer to consult an attorney with respect to this Agreement prior to executing it. Further, Employee acknowledges that he has been given twenty-one (21) calendar days from initial presentation of this Agreement on June 29, 2001 in order to consult an attorney.

11. This Agreement shall be binding upon Employer as of the date of its execution and presentation by Employer if it is executed by the Employee within twenty-one (21) calendar days of presentation by Employer and not later rescinded as provided herein. If Employee does not execute this Agreement and deliver it to Employer within twenty-one (21) calendar days of presentation by Employer, it shall be voidable at the option of Employer. Employee, at his sole election and option, shall be entitled to rescind and withdraw from this Agreement without further obligation at anytime within seven (7) calendar days from the date Employee executes the Agreement. Employee shall evidence any withdrawal and rescission by giving

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     written notice to Employer's Senior Vice President and General Counsel, 250
     E. 5th Street, 5th Floor, Cincinnati, Ohio 45202, telecopy (513) 629-2571, with a written notice stating that Employee rescinds the Agreement and withdraws from it. If Employee has not given Employer such written notice on or before the expiration of such seven (7) calendar days from the date Employee executes the Agreement, this Agreement shall be irrevocable.

Executed and presented as of the 29th day of June 2001.

                                       EAGLE-PICHER INDUSTRIES, INC.


                                       By:
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                                       Name:    David G. Krall
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                                       Title:   Senior Vice President
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Executed and agreed to this _____ day of July, 2001.



                                       By:
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                                                Michael E. Aslanian



WITNESSED BY:                          --------------------------------------
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